THE ADVISORS’ INNER CIRCLE FUND III
GALLERY TRUST
SCHRODER SERIES TRUST
SCHRODER GLOBAL SERIES TRUST
WINTON DIVERSIFIED OPPORTUNITIES FUND

WINTON DIVERSIFIED OPPORTUNITIES FUND LTD.

Approval of Joint Fidelity Bond

VOTED:	That the Trustees find that the participation in the Joint Fidelity Bond is in the best interests of The Advisors’ Inner Circle Fund III, Winton Diversified Opportunities Fund, Winton Diversified Opportunities Fund Ltd., Gallery Trust, Schroder Series Trust and Schroder Global Series Trust (each a “Trust” and collectively, the “Trusts”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, a Joint Fidelity Bond on behalf of the Trusts in the amount of $40 million per loss and in the aggregate with respect to any one loss.

VOTED:	That the Trustees find that the premium payable by each Trust under the Joint Fidelity Bond is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relative asset size;

VOTED:	That the Agreement Among Jointly Insured Parties among the Trusts and the other joint insureds under the Joint Fidelity Bond (the “Joint Fidelity Bond Agreement”) providing for the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940 (the “1940 Act”), be, and it hereby is approved, in substantially the form presented to this Meeting and that the proper officers of the Trusts be, and they hereby are, authorized and directed to execute and deliver the Joint Fidelity Bond Agreement;

VOTED:	That the officers of the Trusts are hereby directed to: (1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the Joint Fidelity Bond or amendment thereof (i) a copy of the Joint Fidelity Bond, (ii) a copy of each resolution of the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, approving the amount, type, form and coverage of such Joint Fidelity Bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount each Trust would have provided or maintained had it not been named as an insured under the Joint Fidelity Bond, (iv) a statement as to the period for which the premiums for such Joint Fidelity Bond have been paid, and (v) a copy of the Joint Fidelity Bond Agreement, and (vi) a copy of any amendment to the Joint Fidelity Bond Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the Joint Fidelity Bond by the Trusts, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the Joint Fidelity Bond of the Trusts; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the Joint Fidelity Bond by the Trusts at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the Joint Fidelity Bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

CAUSEWAY CAPITAL MANAGEMENT TRUST

Joint Fidelity Bond

VOTED: that the Trustees find that the Trust’s participation in the Joint Fidelity Bond issued through Continental Casualty Company as lead carrier and the additional carriers more fully described in the Board materials, is in the best interests of the Trust, and the proper officers of the Trust are authorized to purchase, with the advice of legal counsel to the Trust, a Joint Fidelity Bond on behalf of the Trust in the amount of $40 million;

VOTED: that the Trustees find that the premium of $9,889 for the Trust with respect to such Bond is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which the Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trust pays no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the funds participating in the Joint Fidelity Bond;

VOTED: that the proper officers of the Trust are authorized to execute and deliver an Agreement in the form included in the Board materials on behalf of the Trust regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940, as amended;

VOTED: that the officers of the Trust are directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Trustees who are not “interested persons” of the Trust, approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trust, (iii) a statement showing the amount the Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, (v) a copy of each agreement between the Trust and all other named insureds entered into pursuant to Rule 17g-l(f) under the Investment Company Act of 1940, as amended, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trust, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trust; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company; and

VOTED: that, Lisa Whittaker is designated to make or cause to be made the filings and give the notices required by SEC Rule 17g-1(g).

THE ADVISORS’ INNER CIRCLE FUND

 THE ADVISORS’ INNER CIRCLE FUND II

 BISHOP STREET FUNDS

THE KP FUNDS

Approval of Joint Fidelity Bond

VOTED:	That the Trustees find that the participation in the Joint Fidelity Bond is in the best interests of The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, Bishop Street Funds and The KP Funds (each a “Trust” and collectively, the “Trusts”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, a Joint Fidelity Bond on behalf of the Trusts in the amount of $40 million per occurrence.

VOTED:	That the Trustees find that the premium payable by each Trust under the Joint Fidelity Bond is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trusts each would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

VOTED:	That the Agreement Among Jointly Insured Parties among the Trusts and the other joint insureds under the Joint Fidelity Bond (the “Joint Fidelity Bond Agreement”) providing for the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940 (the “1940 Act”), be, and it hereby is approved, in substantially the form presented to this Meeting and that the proper officers of the Trust be, and they hereby are, authorized and directed to execute and deliver the Joint Fidelity Bond Agreement;

VOTED:	That the officers of the Trusts are hereby directed to: (1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the Joint Fidelity Bond or amendment thereof (i) a copy of the Joint Fidelity Bond, (ii) a copy of each resolution of the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, approving the amount, type, form and coverage of such Joint Fidelity Bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount each Trust would have provided or maintained had it not been named as an insured under the Joint Fidelity Bond, (iv) a statement as to the period for which the premiums for such Joint Fidelity Bond have been paid, and (v) a copy of the Joint Fidelity Bond Agreement, and (vi) a copy of any amendment to the Joint Fidelity Bond Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the Joint Fidelity Bond by the Trusts, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the Joint Fidelity Bond of the Trusts; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the Joint Fidelity Bond by the Trusts at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the Joint Fidelity Bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

SEI TAX EXEMPT TRUST

 SEI DAILY INCOME TRUST

 SEI INSTITUTIONAL MANAGED TRUST

 SEI INSTITUTIONAL INTERNATIONAL TRUST

 SEI ASSET ALLOCATION TRUST

 SEI INSTITUTIONAL INVESTMENTS TRUST

 SEI INSURANCE PRODUCTS TRUST

 ADVISER MANAGED TRUST

 NEW COVENANT FUNDS

 SEI CATHOLIC VALUES TRUST

Approval of Joint Fidelity Bond

VOTED:	That the Trustees, including a majority of the Trustees who are not “interested persons” (the “Independent Trustees”), as such term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”), of SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, SEI Insurance Products Trust, Adviser Managed Trust, New Covenant Funds and SEI Catholic Values Trust (each, a “Trust” and together, the “Trusts”) find that the participation in the Joint Fidelity Bond presented at the meeting of the Trustees is in the best interest of the Trusts, and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, such Joint Fidelity Bond on behalf of the Trusts in the amount of $40 million;

VOTED:	That the Trustees, including a majority of the Independent Trustees, find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trusts would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums that would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

VOTED:	That the proper officers of the Trusts be, and they hereby are, authorized to execute and deliver an agreement, substantially similar to that set forth at the meeting of the Trustees, on behalf of the Trusts, regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond, as required by Rule 17g-1(f) under the 1940 Act; and

VOTED:	That the officers of the Trusts are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the Joint Fidelity Bond or amendment thereof: (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees, including a majority of the Independent Trustees, approving the amount, type, form and coverage of the bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount of the single insured bonds the Trusts would have provided or maintained had they not been named as insureds under the bond, (iv) a statement as to the period for which the premiums for the bond have been paid, (v) a copy of each agreement between the Trusts and all other named insureds entered into pursuant to Rule 17g-1(f) under the 1940 Act, and (vi) a copy of any amendment to such agreements within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by a Trust, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim made under the bond by a Trust; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of: (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim made under the bond by a Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim made under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

SEI STRUCTURED CREDIT FUND, L.P.

Approval of Joint Fidelity Bond

RESOLVED:	That the Directors, including a majority of the Directors who are not “interested persons” (the Independent Directors”) , as such term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”), of the SEI Structured Credit Fund, L.P. (the “Fund”) find that the participation in the Joint Fidelity Bond presented at the meeting of the Directors is in the best interest of the Fund, and that the proper officers be, and they hereby are, authorized to execute and purchase, with the advice of legal counsel to the Fund, such Joint Fidelity Bond on behalf of the Fund in the amount of $40 million.

RESOLVED:	That the Directors, including a majority of the Independent Directors, find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which the Fund pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Fund would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums that would apply to individual policies obtained by the fund participating in the Joint Fidelity Bond.

RESOLVED:	That the proper officers of the Fund be, and they hereby are authorized to execute and deliver an agreement, substantially similar to that set forth at the meeting of the Directors, on behalf of the Fund regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond, as required by Rule 17g-1(f) under the 1940 Act.

RESOLVED:	That the officers of the Fund are hereby directed to:

(1)       File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the Joint Fidelity Bond or amendment thereof: (i) a copy of the bond, (ii) a copy of each resolution of the Board of Directors including a majority of the Independent Directors, approving the amount, type, form and coverage of the bond and the portion of the premium to be paid by the Fund, (iii) a statement showing the amount of the single insured bonds the Fund would have provided or maintained had it not been named as an insured under the bond, (iv) a statement as to the period for which the premiums for the bond have been paid, (v) a copy of each agreement between the Fund and all other named insureds entered into pursuant to Rule 17g-1(f) under the 1940 Act, and (vi) a copy of any amendment to such agreements within 10 days after the execution of such amendment;

(2)       File with the SEC, in writing, within five days after the making of a claim under the bond by the Fund, a statement of the nature and amount thereof;

(3)       File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim made under the bond by the Fund; and

(4)       Notify by registered mail each member of the Board of Directors at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim made under the bond by the Fund at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim made under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.